UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009
HELIOS & MATHESON NORTH AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, Suite 901, New York, New York	10003

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 979-8228
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 18, 2009, Helios & Matheson North America Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement with Helios & Matheson Information Technology Ltd., the Company’s majority stockholder (“HMIT”), pursuant to which HMIT purchased 689,655 shares of the Company’s common stock at a price of $1.45 per share, equal to the closing bid price of the Company’s common stock on November 20, 2009, for a total investment of $1,000,000. The investment by HMIT was part of a plan submitted by the Company to the NASDAQ Stock Market to regain compliance with The NASDAQ Capital Market’s continued listing standards. See Item 8.01. Other Events, below.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
The information relating to the Securities Purchase Agreement entered into on November 18, 2009 between the Company and HMIT which is included at Item 1.01 above is incorporated herein by reference. The Company relied on Section 4(2) of the Securities Act of 1933, as amended, to issue the common stock inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree is an accredited investor and, as the Company’s majority stockholder, occupies a status relative to the Company that afforded it effective access to the information registration would otherwise provide.
ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On November 18, 2009 the Company’s predecessor, Helios & Matheson North America Inc., a New York corporation (“HMNA NY”), received approval from the holders of more than two-thirds of HMNA NY’s outstanding shares of common stock held as of October 5, 2009 to change HMNA NY’s state of incorporation from New York to Delaware by means of a merger of HMNA NY into its then wholly-owned subsidiary, the Company, which was formed by HMNA NY on October 1, 2009 for the purpose of consummating the reincorporation in Delaware, with the Company being the surviving corporation. Of the 2,396,707 shares entitled to vote at the Special Meeting, 1,706,166 shares voted in favor of the merger and reincorporation in Delaware. The merger became effective on November 20, 2009.
The Bylaws of the Company are attached as an exhibit to this Current Report.
ITEM 8.01 OTHER EVENTS
As disclosed in a Report on Form 8-K filed by the Company on August 18, 2009, on August 12, 2009 the Company received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding its non-compliance with The NASDAQ Capital Market’s continued listing standards. The Company received communication from NASDAQ that its stockholders’ equity of $2,475,060 as of June 30, 2009, fell short of the minimum stockholders’ equity of $2,500,000 as set forth in NASDAQ Listing Rule 5550(b)(1). Additionally, NASDAQ informed the Company that it did not meet the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Listing Rules, NASDAQ communicated to the Company that it had 15 calendar days from August 12, 2009 to submit a plan to regain compliance with The NASDAQ Capital Market’s listing standards if the Company wanted to continue its NASDAQ listing. The Company submitted a compliance plan and on September 24, 2009 the Company received a letter from NASDAQ extending to November 25, 2009 the time to regain compliance with Rule 5550(b).

On November 20, 2009 the Company completed the private placement described in Items 1.01 and 3.02 of this Current Report with HMIT (the “Private Placement”). As a result of the Private Placement, the Company believes that, as of the date of this Current Report, it has regained compliance with NASDAQ’s stockholder’s equity requirement for continued listing, as evidenced by the pro forma balance sheet of the Company as of September 30, 2009 attached as an exhibit to this Current Report, giving effect to the Private Placement. NASDAQ will continue to monitor the Company’s ongoing compliance with the stockholder’s equity requirement and, if at the time of its next periodic report for the year ending December 31, 2009 the Company does not evidence compliance, the Company may be subject to delisting.
As disclosed in a Current Report on Form 8-K filed by the Company on September 18, 2009, on September 15, 2009 the Company received two letters from NASDAQ regarding its non-compliance with The NASDAQ Capital Market’s continued listing standards. The Company received communication from NASDAQ that for the last 30 consecutive business days, the closing bid price of the Company’s security remained below the $1.00 minimum bid price requirement as set forth in NASDAQ Listing Rule 5550(a)(2). Additionally, the Company received communication from NASDAQ that for the last 30 consecutive trading days, the Company’s common stock did not maintain a minimum market value of publicly held shares of $1,000,000 as required by NASDAQ Listing Rule 5550(a)(5). Pursuant to the Listing Rules, NASDAQ communicated to the Company that it had 180 calendar days from September 15, 2009 to regain compliance with the $1.00 minimum bid price requirement and 90 calendar days from September 15, 2009 to regain compliance with the $1,000,000 minimum market value of publicly held shares requirement. On November 16, 2009, the Company received a letter from NASDAQ stating that since the time NASDAQ contacted the Company on September 15, 2009, the closing bid price of the Company’s common stock has been at $1.00 per share or greater and the Company’s market value of publicly held shares has been $1,000,000 or greater for at least 10 consecutive business days and, as a result, the Company has regained compliance with the Listing Rules and this matter is now closed.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

EXHIBIT 3(ii)	BYLAWS OF HELIOS & MATHESON NORTH AMERICA INC., A DELAWARE CORPORATION

EXHIBIT 10.1	SECURITIES PURCHASE AGREEMENT

EXHIBIT 99.1	PRO FORMA BALANCE SHEET

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON NORTH AMERICA INC.
By:	/s/ Salvatore M. Quadrino
Interim Chief Executive Officer and
Chief Financial Officer
Date: November 23, 2009